UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2022

IANTHUS CAPITAL HOLDINGS, INC.

(Name of registrant in its charter)

British Columbia, Canada	000-56228	98-1360810
(State or jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

420 Lexington Avenue, Suite 414

New York, NY 10170

(Address of principal executive offices)

(646) 518-9411

(Registrant’s telephone number)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 28, 2022, Randy Maslow, Interim Chief Executive Officer and President of  iAnthus Capital Holdings, Inc. (the “Company”), indicated his intent to resign from his executive positions with the Company, which resignation shall be effective, if not otherwise rescinded, on May 6, 2022 (the “Resignation Date”). In connection with such resignation, Mr. Maslow shall also resign from his position as a member of the Company’s board of directors (the “Board”) and audit committee and all other positions held, whether as a director, officer, manager, partner, representative or otherwise with respect to the Company and each of its subsidiaries and affiliates, effective as of the Resignation Date. Mr. Maslow’s resignation was not the result of any disagreement with the Company, any matter related to the Company’s operations, policies or practices, the Company’s management or the Board.

Item 8.01 Other Events.

On May 4, 2022, the Company issued a press release announcing Randy Maslow’s resignation. A copy of the press release is attached hereto as Exhibit 99.1, and the information contained therein is incorporated by reference into this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release dated May 4, 2022
104	Inline XBRL for the cover page of this Current Report on Form 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IANTHUS CAPITAL HOLDINGS, INC.

Date: May 4, 2022	By:	/s/ Julius Kalcevich
Julius Kalcevich Chief Financial Officer